Exhibit 99.1

FULL HOUSE RESORTS ANNOUNCES CLOSING OF ITS REGISTERED DIRECT OFFERING

LAS VEGAS - March 26, 2018 - Full House Resorts, Inc. (the "Company") (NASDAQ: FLL) today announced the closing of its previously-announced registered direct offering for a total of 3,943,333 shares of its common stock at a price of $3.00 per share, resulting in gross proceeds to the Company of $11.8 million. Net proceeds to the Company from the offering are expected to be approximately $11.5 million, after deducting placement agent fees and estimated offering expenses payable by us.

The Company intends to use the net proceeds from this offering for general corporate purposes, including Phase One of its planned expansion of Bronco Billy's Casino and Hotel in Cripple Creek, Colorado. Phase One includes exercising the Company's options to purchase the Imperial Hotel and certain parcels of land adjacent to Bronco Billy's, as well as the construction of a 286-space parking garage. Phase One also includes completing the refurbishment of the Imperial Hotel and refurbishing and re-opening the Imperial Casino, which the Company has the option to either lease or purchase.

Union Gaming Securities LLC ("Union Gaming") acted as the Company’s exclusive placement agent for the offering and received a placement agent fee from the Company in the amount of $250,000. The Company also reimbursed Union Gaming for its expenses in connection with the offering in the amount of $25,000.

The offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-222390), which was declared effective by the Securities and Exchange Commission (the "Commission") on January 12, 2018. The registration statement includes a base prospectus, a preliminary prospectus supplement filed with the Commission on March 22, 2018, and a final prospectus supplement filed with the Commission on March 26, 2018. Copies of the final prospectus supplement and accompanying base prospectus relating to this offering may be obtained by contacting Union Gaming Securities LLC, 3930 Howard Hughes Parkway, Suite 230, Las Vegas, Nevada 89169, telephone: (702) 866-0743, email: mike.glynn@uniongaming.com. Electronic copies of the final prospectus supplement and accompanying base prospectus are also available on the Commission’s website at www.sec.gov.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction.

Forward-looking Statements
This press release contains statements by Full House Resorts, Inc. that are "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Some forward-looking statements in this press release include those regarding our intended use of proceeds from the offering, including Phase One of the expansion of Bronco Billy Casino and Hotel. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Such risks include, without limitation, adverse market conditions, changes in our business strategies, interest rate risks, the failure to obtain and/or maintain regulatory approvals (including in Colorado, Indiana, Nevada and Mississippi), the ability to obtain financing upon reasonable terms (including for projects such as the Bronco Billy’s expansion), the increase in Full House's indebtedness due to the acquisition or expansion of Bronco Billy’s, construction risks, dependence on existing management, competition, uncertainties over the development and success of our acquisition and expansion projects, the financial performance of our finished projects and renovations, effectiveness of expense and operating efficiencies, general macroeconomic conditions, and regulatory and business conditions in the gaming industry. Additional information concerning potential factors that could affect our financial condition and results of operations is included in the reports we file with the SEC, including, but not limited to, our Form 10-K for the most recently ended fiscal year and our other periodic reports filed with the SEC. We are under no obligation to (and expressly disclaim any such obligation to) update or revise our forward- looking statements as a result of new information, future events or otherwise, except as otherwise required by law. Actual results may differ materially from those indicated in the forward-looking statements.

About Full House Resorts, Inc.
Full House Resorts, Inc. owns, leases, develops and operates gaming facilities throughout the country. The Company’s properties include Silver Slipper Casino and Hotel in Hancock County, Mississippi; Bronco Billy's Casino and Hotel in Cripple Creek, Colorado; Rising Star Casino Resort in Rising Sun, Indiana; and Stockman’s Casino in Fallon, Nevada. The Company also operates the Grand Lodge Casino at the Hyatt Regency Lake Tahoe Resort, Spa and Casino in Incline Village, Nevada under a lease agreement with the Hyatt organization. Further information about Full House Resorts, Inc. can be viewed on its website at www.fullhouseresorts.com.

Contact:
Lewis Fanger, Chief Financial Officer
Full House Resorts, Inc.
(702) 221-7800